Exhibit 99.1

   Ultralife Batteries, Inc. to Present at WNY Investors Conference

    NEWARK, N.Y.--(BUSINESS WIRE)--Nov. 10, 2004--Ultralife Batteries, Inc. (NASDAQ:ULBI) will be presenting at the Western New York Investors Conference in Rochester on November 18.
    Ultralife Batteries management is scheduled to make a presentation at 2:30 p.m. Eastern Time. A live audio webcast and replay of the presentation will be available in the Investor Relations section of the company's Web site, http://www.ultralifebatteries.com/invest.asp.

    About the WNYI Conference

    The Western New York Investors Conference was formed to bring together the growing companies of Western New York with an audience of institutional investors, analysts and financial advisors from throughout New York, the Northeast, Midwest and Mid-Atlantic regions. These companies feature a variety of industries and represent a large spread of market capitalization and have overcome the economic challenges of the region through diversification, their distinct competitive strategies and their strong management teams
    For more information about the conference please visit www.wnyinvest.org.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.

    Ultralife(R) is a registered trademark Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com